AMENDMENT NO. 1

                  TO PORTLAND GENERAL CORPORATION

               MANAGEMENT DEFERRED COMPENSATION PLAN



 THIS AMENDMENT to the Portland General Corporation Management Deferred Compensation Plan (the "Plan") is made and entered into this 1st day of April, 1995, by the Senior Administrative Officer of Portland General Corporation, an Oregon Corporation;

 WHEREAS, the Company has established the Plan as restated October 1, 1994;
 and

 WHEREAS, pursuant to Section 10.1 of the Plan, the Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance;

 NOW, THEREFORE, Section 2.13(e) of the Plan is hereby amended as follows:

 2.13  ELIGIBILE EMPLOYEE.

 (e) The threshold amount effective April 1, 1995 and any subsequent year shall be eighty-five thousand dollars ($85,000). Such amount may be adjusted by the Senior Administrative Officer each subsequent calendar year or at any other time as the Senior Administrative Officer deems necessary.

 IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first above written.

                              PORTLAND GENERAL CORPORATION


                              BY:      /S/ DONALD F. KIELBLOCK
                                         Donald F. Kielblock
                                     Senior Administrative Officer

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